Exhibit 24

                                POWER OF ATTORNEY

         The undersigned, a member of the Board of Directors and/or as Officer of CE GENERATION, LLC, a corporation registered in the State of Delaware (the "Company"), hereby constitutes and appoints Steven A. McArthur and Douglas L. Anderson and each of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Company's Form 10-K Annual Report for the fiscal year ending December 31, 1999 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the United States Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of March 30, 2000

/s/ Robert S. Silberman                              /s/ Joseph M. Lillo
Robert S. Silberman                                  Joseph M. Lillo

/s/ Patrick J. Goodman                               /s/ Larry Kellerman
Patrick J. Goodman                                   Larry Kellerman

/s/ Richard P. Johnston                              /s/ Steven M. Pike
Richard P. Johnston                                  Steven M. Pike

/s/ John L. Harrison
John L. Harrison